Exhibit 10.7

LEGAL CHARGE

DATED                    2012

DIODES ZETEX SEMICONDUCTORS LIMITED

and

HR TRUSTEES LIMITED AND OTHERS

1

THIS LEGAL CHARGE is entered into as a deed and dated                    2012

BETWEEN:

(1)	DIODES ZETEX SEMICONDUCTORS LIMITED (registered number 02387949) whose registered office is at Zetex Technology Park, Chadderton, Oldham, OL9 9LL (the Chargor); and

(2)	JOHN ROBERT EARNSHAW of 89 Dalebrook Road, Brooklands, Sale, Cheshire, M33 3LB, HR TRUSTEES LIMITED (No. 745598) whose registered office is at Sutherland House, Russell Way, Crawley, West Sussex, RH10 1UH and IAN SMITH of 27 Selsey Avenue, Sale, Cheshire, M33 4RN (the Trustees).

THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions

In this deed:

Act means the Law of Property Act 1925;

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

Company means Diodes Zetex Limited (registered number 01378777) whose registered office is at Zetex Technology Park, Chadderton, Oldham, OL9 9LL;

this Deed means this deed and all amendments and supplements to it;

Event of Default means an event specified as such in Clause 16 (Default);

Insolvency Event means an ‘insolvency event’ as defined in section 121 of the Pensions Act 2004 or regulations from time to time made thereunder;

Insolvency Proceeding means if any of the following occurs in respect of the Chargor:

(a)	any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(b)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(c)	any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(d)	any Security Interest is enforced over any of its assets;

(e)	an order for its winding-up, administration or dissolution is made;

(f)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(g)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(h)	any other analogous step or procedure is taken in any jurisdiction.

provided that the above does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days;

Interest Rate means a rate of 2% above the base lending rate of The Royal Bank of Scotland plc from time to time;

Material Adverse Effect means a material adverse effect on:

(a)	the ability of the Chargor to perform its payment obligations under this Deed;

(b)	the validity or enforceability of, or the effectiveness or ranking of this Deed;

(c)	any right or remedy of the Trustees under this Deed;

Occupational Lease means any lease or licence or other rights of occupation or rights to receive rent to which the Property may at any time be subject;

Party means a party to this Deed;

Pension Scheme means the Diodes Zetex Pension Scheme established under an interim deed dated 15 March 1984 and governed by a third definitive deed and rules dated 7 January 2009 as amended;

Property means the property described in Schedule 1 and every part of it including:

(a)	all buildings, fixtures and fittings on it;

(b)	all alterations and additions to it; and

(c)	the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of it or any moneys paid or payable in respect of those covenants;

Receiver means a receiver and manager or a receiver, in either case appointed under this Deed;

Reservations means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy;

(a)	the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally;

(b)	the statutory time-barring of claims;

(c)	defences of set off or counterclaim;

(d)	rules against penalties and similar principles;

(e)	the fact that security which is described as fixed security may in fact be floating security;

(f)	the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of stamp duty may be void;

(g)	the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another person in respect of costs of an unsuccessful litigation brought against that person or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court;

(h)	steps for perfection not required by the terms of this Deed to be taken,

and any other reservations or qualifications of law contained in any legal opinion delivered to the Chargor or the Trustees in respect of this Deed.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of every employer (within the meaning set out in Section 318 of the Pensions Act 2004 and regulations made thereunder) to make payments to the Scheme under Section 75 of the Pensions Act 1995;

Security Assets means all assets of the Chargor the subject of any security created by this Deed;

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect;

Security Period means the period beginning on the date of this Deed and ending on 31 December 2019.

this Security means any security created by this Deed.

1.2	Covenant

Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

1.3	Avoidance of payment

If the Trustees consider that an amount paid to them under this Deed is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

1.4	Security Asset

Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

1.5	Headings

The headings in this Deed do not affect its interpretation.

1.6	Construction

(a)	In this Deed unless the contrary intention appears, a reference to:

(i)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(ii)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(iii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(iv)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which persons to which it applies are accustomed to comply) or any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(vi)	a Clause, a Subclause, a Paragraph, a Subparagraph or a Schedule is a reference to a clause, subclause, paragraph or subparagraph of, or a schedule to, this Deed;

(vii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees and this Deed shall be binding on and enforceable by the successors in office of the Trustees as trustees of the Pension Scheme; and

(viii)	a time of day is a reference to London time.

2.	CREATION OF SECURITY

2.1	General

The	security created under this Deed:

(a)	is created in favour of the Trustees;

(b)	is security for the payment of all the Secured Liabilities; and

(c)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

2.2	Land

The Chargor charges by way of a first legal mortgage all its estate or interest in the Property.

2.3	Insurance

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all its rights in respect of any contract or policy of insurance taken out by it or on its behalf or in which it has an interest in respect of the Property.

2.4	Other contracts

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all its rights in respect of any agreement in respect of the Property to which it is a party (except to the extent that it is subject to any fixed security created under any other term of this clause).

2.5	Authorisations

The Chargor charges by way of first fixed charge:

(a)	the benefit of any authorisation (statutory or otherwise) held in connection with its use of any Security Asset; and

(b)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (a).

3.	REPRESENTATIONS – GENERAL

3.1	Representations

The representations set out in this cause are made by the Chargor to the Trustees.

3.2	Status

The Chargor is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

3.3	Powers and authority

The Chargor has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Deed and the transactions contemplated by this Deed.

3.4	Legal validity

Subject to the Reservations, this Deed is the Chargor’s legally binding, valid and enforceable obligation.

3.5	Non-conflict

The entry into and performance by the Chargor of, and the transactions contemplated by, this Deed do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any document which is binding upon it or any of its or its assets.

3.6	No default

No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, this Deed.

3.7	Authorisations

Except for registration of this Deed under the Companies Act 2006 and the Land Registration Act 2002, all authorisations required by the Chargor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect.

3.8	Nature of security

This Deed creates those Security Interests which it purports to create and is not liable to be amended or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

3.9	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described as an Insolvency Proceeding; or

(b)	creditors’ process being any attachment, sequestration, distress, execution or analogous event affects any asset of the Chargor (and is not discharged within 14 days);

has been taken or threatened in relation to the Chargor.

3.10	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, against it which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

3.11	Times for making representations

(a)	The representations set out in this Deed (including in this clause) are made on the date of this Deed.

(b)	Subject to sub-clause (c) below the representations in clauses 3.2, 3.4 and 3.5 are deemed to be repeated by the Chargor on each date during the Security Period.

(c)	The representations in clauses 3.2, 3.4 and 3.5 shall not be deemed to be repeated to the extent that a change in law or regulation after the date of this Deed results in the representation being untrue, incorrect or misleading.

(d)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.	RESTRICTIONS ON DEALINGS

The Chargor must not:

(a)	create or permit to subsist any Security Interest on any Security Asset; or

(b)	sell, transfer, licence, lease or otherwise dispose of any Security Asset or grant any right in favour of a third party over any Security Asset,

or agree to do any of the foregoing. The restriction contained in paragraph 5(b) above does not apply to any Occupational Leases.

5.	PROPERTY

5.1	General

In this Clause:

Environmental Approval means any authorisation required by any Environmental Law;

Environmental Claim means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination;

Environmental Law means any law or regulation concerning:

(a)	the protection of health and safety;

(b)	the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment; and

Fixtures means all fixtures and fittings on the Property that are not owned by any tenant under an Occupational Lease.

5.2	Title

The Chargor represents to the Trustees that:

(a)	it is the legal and beneficial owner of the Property;

(b)	no breach of any law or regulation is outstanding which affects or would reasonably be expected to affect materially the value of the Property;

(c)	there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever affecting the Property which materially affects the value of the Property;

(d)	nothing has arisen or has been created or is subsisting which would be an unregistered interest which overrides first registration or a registered disposition of the Property which materially affects the value of the Property;

(e)	no material facility necessary for the enjoyment and use of the Property is enjoyed by the Property on terms entitling any person to terminate or curtail its use;

(f)	it has received no notice of any adverse claims by any person in respect of the ownership of the Property or any interest in it, nor has any acknowledgement been given to any person in respect of the Property; and

(g)	the Property is held by it free from any Security Interest.

5.3	Environmental matters

The Chargor must:

(a)	obtain all Environmental Approvals required by it;

(b)	comply in all material respects with any Environmental Approval or Environmental Law applicable to it;

(c)	ensure that the Trustees do not incur any liability by reason of any breach by the Chargor of any Environmental Law or Environmental Approval; and

(d)	promptly upon becoming aware notify the Trustees of:

(i)	any Environmental Claim current or, to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim.

(e)	indemnify each Trustee against any loss or liability which:

(i)	that Trustee incurs as a result of any actual or alleged breach of any Environmental Law or Environmental Approval by any person; and

(ii)	which would not have arisen if the Trustees had not entered into this Deed, unless it is caused by that Trustee’s gross negligence or wilful misconduct.

5.4	Repair

The Chargor must:

(a)	keep the Property in good and substantial repair and condition and adequately and properly painted and decorated; and

(b)	keep the Fixtures in a good state of repair and in good working order and condition.

5.5	Insurance

(a)	The Chargor must insure the Insured Property Assets (meaning the Property and all the Chargor’s other assets of an insurable nature in the Property) against:

(i)	loss or damage by fire; and

(ii)	other risks normally insured against by persons carrying on the same class of business as that carried on by it;

(b)	Any insurance must be in a sum or sums not less than the replacement value of the Insured Property Assets. For this purpose, replacement value means the total cost of entirely rebuilding, reinstating or replacing those Insured Property Assets in the event of their being completely destroyed, together with architects’ and surveyors’ fees.

(c)	Subject to the terms of the relevant policy, the Chargor may use any moneys received or receivable under any insurance contract in respect of the Insured Property Assets such that the application of such moneys does not result in it replacing, restoring or reinstating the Insured Property Assets destroyed or damaged, provided that reasonable alternative security or other mitigation is granted to the Trustees in a form agreed by the Trustees of equal or greater value than the reduction in the value of the Insured Property Assets.

(d)	The Chargor must not do or permit anything to be done which may make void or voidable any policy of insurance in connection with any Insured Property Asset.

(e)	The Chargor must promptly pay all premiums and do all other things necessary to keep each policy of insurance in respect of the Insured Property Assets in force.

(f)	The Chargor must, as soon as reasonably practicable following a demand by the Trustees, produce to the Trustees the policy, certificate or cover note relating to any insurance policy in respect of the Insured Property Assets and the receipt for the payment of any premium for any such insurance policy as the Trustees may request.

5.6	Compliance with leases

The Chargor must:

(a)	perform all the covenants or obligations on its part, whether as landlord or tenant, in any lease comprised in the Property or to which the Property is subject; and

(b)	not do or allow to be done any act as a result of which any lease comprised in the Property may become liable to forfeiture or otherwise be terminated.

5.7	Compliance with applicable laws and regulations

The Chargor must perform all its obligations under any law or regulation in any way related to or affecting the Property.

5.8	Notices

Within 14 days after the receipt by the Chargor of any material application, requirement, order or notice served or given by any public or local or any other authority with respect to the Property, the Chargor must:

(a)	deliver a copy to the Trustees; and

(b)	inform the Trustees of the steps taken or proposed to be taken to comply with the relevant requirement.

5.9	Leases

The Chargor must not grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Property or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Property or vary the terms of any lease, tenancy or licence without the consent of the Trustees (such consent not to be unreasonably withheld or delayed).

5.10	Land Registry restriction

The Chargor consents to a restriction in the following terms being entered on the Register of Title relating to the Property:

“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [insert date of charge]in favour of the trustees of the Diodes Zetex Pension Scheme referred to in the charges register or their conveyancer. (Standard form P)”.

5.11	Deposit of title deeds

The Chargor must deposit with the Trustees all deeds and documents of title relating to the Property and all local land charges, land charges and Land Registry search certificates and similar documents received by or on behalf of the Chargor.

5.12	Access

On receiving at least 48 hours’ written notice from the Trustees, the Chargor must permit the Trustees and any person nominated by them to enter any part of the Property and view its condition subject to the terms of an Occupational Lease and provided such entry is at a reasonable time on a Business Day and during the normal business hours of the majority of those persons who work at the Property.

5.13	Power to remedy

If the Chargor fails to perform any obligation affecting the Property, the Chargor must allow the Trustees and its agents and contractors:

(a)	to enter the Property;

(b)	to comply with or object to any notice served on the Chargor in respect of the Property; and

(c)	to take any action as the Trustees may reasonably consider necessary or desirable to prevent or remedy any breach of the obligation or to comply with or object to any such notice.

The Chargor must immediately on request by the Trustees pay the reasonable and proper costs and expenses of the Trustees and its agents and contractors incurred in connection with any action taken by it under this subclause.

6.	ENFORCEABILITY OF SECURITY

6.1	Event of Default

This Security will become immediately enforceable if an Event of Default is outstanding and the Trustees gives notice to the Chargor that this Security is enforceable.

6.2	Discretion

After this Security has become enforceable, the Trustees may in their absolute discretion enforce all or any part of this Security in any manner it sees fit.

6.3	Power of sale

The power of sale and other powers conferred by Section 101 of the Act, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

7.	ENFORCEMENT OF SECURITY

7.1	General

For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed. Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security. The statutory powers of leasing conferred on the Trustees are extended so as to authorise the Trustees to lease, make agreements for leases, accept surrenders of leases and grant options as the Trustees may think fit and without the need to comply with any provision of section 99 or 100 of the Act.

7.2	No liability as mortgagee in possession

Neither the Trustees nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

7.3	Privileges

Each Receiver and the Trustees are entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

7.4	Protection of third parties

No person (including a purchaser) dealing with the Trustees or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Trustees or a Receiver are purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under this Deed; or

(d)	how any money paid to the Trustees or to that Receiver is to be applied.

7.5	Redemption of prior mortgages

At any time after this Security has become enforceable, the Trustees may:

(a)	redeem any prior Security Interest against any Security Asset; and/or

(b)	procure the transfer of that Security Interest to itself; and/or

(c)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

The Chargor must pay to the Trustees, immediately on demand, the costs and expenses incurred by the Trustees in connection with the redemption and/or transfer, including the payment of any principal or interest.

7.6	Contingencies

If this Security is enforced at a time when no amount is due under this Deed but at a time when amounts may or will become due, the Trustees or the Receiver may pay the proceeds of any recoveries effected by it into a suspense account.

8.	RECEIVER

8.1	Appointment of Receiver

(a)	Except as provided below, The Trustees may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Trustees in writing at any time.

Any appointment under this sub-clause may be by deed, under seal or in writing under its hand.

(b)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(c)	The Trustees are not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under section 1A of the Insolvency Act 2000.

8.2	Removal

The Trustees may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.3	Remuneration

The Trustees may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act will not apply.

8.4	Agent of the Chargor

A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver. The Trustees will not incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

8.5	Relationship with Trustees

After this Security becomes enforceable and to the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may be exercised by the Trustees in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

9.	POWERS OF RECEIVER

9.1	General

(a)	A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

(i)	in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and

(ii)	otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act 1986.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

9.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

9.3	Sale of assets

A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit. Fixtures, other than landlord’s fixtures, may be severed and sold separately from the property containing them without the consent of the Chargor.

9.4	Leases

A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

9.5	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

9.6	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

9.7	Delegation

A Receiver may delegate his powers in accordance with this Deed.

9.8	Protection of assets

A Receiver may:

(a)	effect any repair or insurance and do any other act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation,

in each case as he thinks fit.

9.9	Other powers

A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

10.	APPLICATION OF PROCEEDS

Any moneys received by the Trustees or any Receiver after this Security has become enforceable must be applied in the following order of priority:

(a)	in or towards payment of or provision for all costs and expenses incurred by the Trustees or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	in or towards payment of or provision for the Secured Liabilities; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

This clause is subject to the payment of any claims having priority over this Security. This clause does not prejudice the right of the Trustees to recover any shortfall from the Chargor.

11.	EXPENSES AND INDEMNITY

11.1	Expenses

The Chargor must pay to the Trustees on demand:

(a)	the amount of all costs and expenses (including legal fees) reasonably incurred by the Trustees in connection with:

(i)	the negotiation, preparation, printing and execution of this Deed; and

(ii)	any amendment, waiver or consent requested by or on behalf of the Chargor or specifically allowed by this Deed;

(b)	the amount of all costs and expenses (including legal fees) incurred by the Trustees in connection with the enforcement of, and the preservation of any rights under this Deed, whether involving litigation or not and on a complete, unlimited and unqualified indemnity basis; and

(c)	interest at the Interest Rate on any amounts payable under paragraphs (a) or (b) but not paid on or within three Business Days after the due date.

11.2	Indemnity

The Chargor must keep each of the Trustees, any Receiver, attorney, manager, agent or other person appointed by the Trustees under this Deed indemnified against any failure or delay in paying the costs or expenses referred to in subclause 11.1; this includes any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise.

11.3	Security

All amounts payable under subclauses 11.1 and 11.2 form part of the Secured Liabilities.

12.	DELEGATION

12.1	Power of Attorney

The Trustees or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

12.2	Terms

Any such delegation may be made upon such terms (including power to sub-delegate) as the Trustees or any Receiver may think fit.

12.3	Liability

Neither the Trustees nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.	FURTHER ASSURANCE

The Chargor must, at its own expense, take whatever action the Trustees or a Receiver may require for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Trustees or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

This includes the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Trustees or to its nominee or the giving of any notice, order or direction and the making of any registration, which, in any such case, the Trustees may think expedient.

14.	POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Trustees, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.	MISCELLANEOUS

15.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in this Deed.

15.2	Trustee’s obligations

The Trustees must perform its obligations under this Deed.

15.3	Reinstatement

(a)	If any discharge, release or arrangement is made by the Trustees in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, then the liability of the Chargor under this Deed will continue as if the discharge or arrangement had not occurred.

(b)	The Trustees may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4	Waiver of defences

The obligations of the Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to the Chargor or any Trustee). This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	the release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment, novation, supplement, extension or reinstatement (however fundamental and of whatsoever nature) of this Deed or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under this Deed or any other document or security.

15.5	Litigation

The Chargor agrees to inform the Trustees, as soon as reasonably practicable, of any litigation, arbitration or administrative proceedings that are, to its knowledge, pending or threatened, against it which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

15.6	Change in law

Where the Trustees reasonably consider that a change in law could amend or set aside this Deed or the Security Interests it purports to create, or would amend or set aside this Deed or the Security Interests it purports to create on the liquidation or administration of the Chargor, the Chargor and the Trustees shall use their reasonable endeavours to agree an amendment to this Deed, so that the Deed or the Security Interests it purports to create, as relevant, would not be so set aside or amended.

15.7	Chargor intent

Without prejudice to the generality of Clause 15.4 (Waiver of defences) the Chargor expressly confirms that it intends that this Security shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Secured Liabilities.

16.	DEFAULT

16.1	Events of Default

Unless otherwise agreed in writing with the Trustees, each of the events set out in this Clause is an Event of Default.

16.2	Insolvency

An Insolvency Event occurs in respect of the Company or the Chargor.

16.3	Cessation of business

The Company and the Chargor cease, or threaten to cease, to carry on business.

16.4	Non payment of Secured Liabilities

Non-payment of all or part of the Secured Liabilities on the winding-up of the Pension Scheme.

17.	EVIDENCE AND CALCULATIONS

17.1	Accounts

Accounts maintained by the Trustees in connection with this Deed are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

17.2	Certificates and determinations

In the absence of manifest error, any certification or determination by the Trustees of a rate or amount under this Deed will be conclusive evidence of the matters to which it relates.

17.3	Calculations

Any interest accruing under this Deed accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

18.	WAIVERS

The rights of the Trustees under this Deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

19.	CHANGES TO THE PARTIES

19.1	Assignments and transfers by the Chargor

The Chargor may not assign or transfer any of its rights and obligations under this Deed without the prior written consent of the Trustees.

19.2	Assignments and transfers by the Trustees

The Trustees may at any time assign or transfer any of its rights under this Deed to any other person acting as a trustee of the Pension Scheme without having to obtain the Chargor’s consent.

20.	SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Deed.

21.	RELEASE

At the end of the Security Period and at the request and cost of the Chargor, the Trustees must take whatever action is necessary to release the Security Assets from this Security.

22.	EXCLUSION OF THIRD PARTY RIGHTS

A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

23.	NOTICES

Any notice or other documents served under this Deed may be served in any way in which a notice required or authorised to be served under section 196 of the Act may be served.

24.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

25.	GOVERNING LAW AND JURISDICTION

25.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

25.2	Exclusive jurisdiction

The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this Deed) and the parties submit to the exclusive jurisdiction of the English courts.

25.3	Waiver

The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

PROPERTY

Bentfield Site: Land and buildings on the south side of Stockfield Road – registered at the Land Registry with title number LA180273.

Lansdowne Road: Land and buildings on the south side of Stockfield Road – registered at the Land Registry with title number GM175967.

SIGNATORIES

EXECUTED as a deed by	)
DIODES ZETEX SEMICONDUCTORS LIMITED	)
acting by	)

/s/ Richard Dallas White
Director

/s/ Rick Yeh
Witness signature

Witness name

Witness address

Trustees

/s/ John Robert Earnshaw

JOHN ROBERT EARNSHAW

as trustee of the Diodes Zetex Pension Scheme

/s/ Ian Smith

IAN SMITH

as trustee of the Diodes Zetex Pension Scheme

HR TRUSTEES LIMITED

as trustee of the Diodes Zetex Pension Scheme

/s/ Trustee

Director:

/s/ Trustee

Director/Secretary: